                                                                   EXHIBIT 11
                                   ARMCO INC.
                 COMPUTATION OF INCOME (LOSS) PER COMMON SHARE
(Dollars and shares in millions,
   except per share amounts)             Three Months Ended  Nine Months Ended
PRIMARY                                     September 30,      September 30,
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                                          1996      1995      1996      1995
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
Income (loss) from continuing
   operations		                $  9.9    $ (2.1)   $ 12.8    $ 31.9
Preferred stock dividends                 (4.5)     (4.5)    (13.4)    (13.4)
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Income (loss) from continuing
   operations applicable to common stock   5.4      (6.6)     (0.6)     18.5
Income from discontinued operation         6.5       2.0       6.5       6.3
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Net income (loss) applicable to
   common stock                         $ 11.9    $ (4.6)   $ 19.3    $ 24.8
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Weighted average number of common shares 106.6     106.1     106.5     105.9
Weighted average number of common
   equivalent shares                       -         -         -         0.1
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Average common shares outstanding
   as adjusted                           106.6     106.1     106.5     106.0
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Income (loss) per share from
   continuing operations                $ 0.05    $(0.06)   $ 0.00    $ 0.17
Income per share from discontinued
   operation                              0.06      0.02      0.06      0.06
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Net income (loss) per share             $ 0.11    $(0.04)   $ 0.06    $ 0.23
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FULLY DILUTED*

Income (loss) from continuing
   operations                           $  9.9     $ (2.1)  $ 12.8    $ 31.9
Preferred stock dividends                  -         (4.5)     -         -
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Income (loss) from continuing
   operations applicable to common stock   9.9       (6.6)    12.8      31.9
Income from discontinued operation         6.5        2.0      6.5       6.3
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Net income (loss) applicable to
   common stock                         $ 16.4     $ (4.6)  $ 19.3    $ 38.2
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Weighted average number of common shares 106.6      106.1    106.5     105.9
Weighted average number of common
   equivalent shares                       -          **       -         0.1
Weighted average number of preferred
shares on an "if converted" basis         22.7        **      22.7      22.7
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Average common shares outstanding
   as adjusted                           129.3      106.1    129.2     128.7
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Income (loss) per share from
   continuing operations                $ 0.08     $(0.06)  $ 0.10    $ 0.25
Income per share from discontinued
   operation                              0.05       0.02     0.05      0.05
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Net income (loss) per share             $ 0.13     $(0.04)  $ 0.15    $ 0.30
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Shares of stock outstanding at September 30

   Common                                                    106.6     106.1
   Preferred - $2.10 Class A                                   1.7       1.7
   Preferred - $3.625 Class A                                  2.7       2.7
   Preferred - $4.50 Class B                                   1.0       1.0

* Calculation of fully diluted income per share is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083, although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an antidilutive result, or is not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.
**  Antidilutive
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